UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 1, 2017

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Fl New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Independent Director

On November 1, 2017, the Board of Directors (the “Board”) of Chimera Investment Corporation (the “Company”) increased the number of directors who constitute the Board from seven to eight and appointed Teresa Bryce Bazemore as an independent director of the Board, effective immediately. Ms. Bazemore was elected to a term that continues until the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified. Ms. Bazemore was also elected to the Audit and Compensation Committees of the Board effective January 1, 2018.

Ms. Bazemore, age 58, has over 25 years as a senior executive in the mortgage banking field including from July 2008 to her retirement in April 2017 as the President of Radian Guaranty where she oversaw the strategic planning, business development and operations of the mortgage insurance business line.  Prior to her position as the President, from October 2006 to July 2008, she served as Executive Vice President, General Counsel and Corporate Secretary and added the role of Chief Risk Officer of Radian Group in February 2007.  Prior to joining the Radian Group, from June 2000 to May 2006, she was the Vice President, General Counsel, and Secretary for Nexstar Financial Corporation.  Prior to Nexstar, from March 1997 to May 2000, she was the General Counsel of the mortgage banking line of business at Bank of America.

Ms. Bazemore was elected in August 2017 to the Federal Home Loan Bank of Pittsburgh (“FHLB Pittsburgh”) as an independent director.  She serves on the FHLB Pittsburgh’s Affordable Housing, Products & Services Committee and on its Audit Committee.  Ms. Bazemore earned a BA from the University of Virginia and a JD from Columbia University.

Ms. Bazemore will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders dated April 17, 2017.

Ms. Bazemore has entered into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015.  There are no other arrangements or understandings between the appointee and any other person pursuant to which she was appointed.  There are also no family relationships between the appointee and any director or executive officer of the Company and the appointee does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Bazemore to the Board of Directors of Chimera Investment Corporation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

(d)	Exhibits

99.1	Press release dated November 1, 2017, announcing the appointment of Teresa Bryce Bazemore as director (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	November 1, 2017